Exhibit 10.2

Second Amendment

to

Loan Agreement

Borrowers:Xtera Communications, Inc.

Azea Networks, Inc.

Neovus, Inc.

Xtera Asia Holdings, LLC

Date:January 11, 2016

This Second Amendment to Loan Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and, jointly and severally, the borrowers named above (collectively referred to herein as “Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated January 16, 2015 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof, unless otherwise indicated below.  Initially capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

1.Extension of Maturity Date.  Section 4 of the Schedule, which currently reads as follows:

“4.  Maturity Date

(Section 6.1)	364 days after the date hereof.”

is hereby amended in its entirety to read:

“4.  Maturity Date

(Section 6.1)	April 15, 2016.”

2.Minimum Adjusted Cash Flow.  The Minimum Adjusted Cash Flow table in Section 5 of the Schedule is hereby amended in its entirety to read:

   Pacific Western BankSecond Amendment to Loan Agreement

“Minimum Adjusted

Cash Flow:	Parent shall maintain Adjusted Cash Flow of not less than the following amounts, on a consolidated basis, during the following periods:

Period	Minimum Adjusted Cash Flow
1 month ending October 31, 2014	($3,000,000)
2 months ending November 30, 2014	($5,000,000)
3 months ending December 31, 2014	($5,000,000)
4 months ending January 31, 2015	($5,000,000)
5 months ending February 28, 2015	($6,000,000)
6 months ending March 31, 2015	($7,000,000)
7 months ending April 30, 2015	($8,500,000)
8 months ending May 31, 2015	($8,500,000)
9 months ending June 30, 2015	($8,500,000)
10 months ending July 31, 2015	($9,000,000)
11 months ending August 31, 2015	($9,000,000)
12 months ending September 30, 2015	($9,000,000)
1 month ending December 31, 2015	($7,000,000)
2 months ending January 31, 2016	($8,000,000)
3 months ending February 29, 2016	($7,500,000)
*	*”

3.Fee.  In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $1,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender

4.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as if made on the date hereof.

   Pacific Western BankSecond Amendment to Loan Agreement

5.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

6.General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

7.General Provisions.  Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Next Page]

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   Pacific Western BankSecond Amendment to Loan Agreement

Borrower:

XTERA COMMUNICATIONS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

AZEA NETWORKS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

NEOVUS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

XTERA ASIA HOLDINGS, LLC

By	/s/ Jack Owen
Title	Secretary

Lender:

SQUARE 1 BANK

By	/s/ Pacific Western Bank
Title	Vice President

[Signature Page – Second Amendment to Loan Agreement]